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Exhibit 23.4

Re:  Coyote Sports, Inc.
Registration Statement on Form S-4
(Registration No. 333-73309)

Ladies and Gentlemen:

We hereby consent to the reference to our firm set forth under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus included in the above-referenced registration statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.



                                   Very truly yours,

                                   /s/ Kramer Levin Naftalis & Frankel LLP

                                   Kramer Levin Naftalis & Frankel LLP